SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***]. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.3

THIS OPTION AGREEMENT (the “Agreement”) is made and entered into as of March 16, 2016 (the “Effective Date”), by and among, CRISPR Therapeutics AG, a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland and registered under the registration number CHE-494.642.722 (“CRISPR”), and Bayer HealthCare LLC, a limited liability company incorporated under the laws of Delaware (“Bayer”) and VIVR, LLP ,a limited liability partnership incorporated under the laws of England and Wales (“Company”). Bayer and CRISPR, collectively, are the “Optionees” and each, individually, is an “Optionee”. Terms not otherwise defined herein shall have the meaning set forth in that certain Joint Venture Agreement, dated as of December 19, 2015 (as amended, restated, or otherwise modified from time to time, the “JV Agreement”).

WHEREAS, CRISPR and Bayer are parties to the JV Agreement; and

WHEREAS, the Company desires to provide for an option to each Optionee with respect to Licensed Products developed under the JV Agreement.

NOW THEREFORE, the Optionees and the Company agree as follows:

ARTICLE 1 DEFINITIONS

The following terms shall have the following meanings:

1.1 “Affiliate” or “Affiliates” means, with respect to any entity, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such entity; and for the purposes of this definition, “control” (and the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For the purposes of this Agreement, (i) no Party or any of its Affiliates shall be considered an Affiliate of any other Party or any of its Affiliates or of the Company or any of its Affiliates, and neither the Company nor any of its Affiliates shall be considered an Affiliate of any Party or any of its Affiliates, simply by virtue of this Agreement or the relationships created hereby or by the Company Organization Documents or any Local Operating Agreement, and (ii) no Person shall be considered an Affiliate of a Party solely as a result of their right to designate a member of such Party’s board of directors.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.2 “Approval Application” means, with respect to a Licensed Product in a particular jurisdiction, an application for approval, license, registration or authorization necessary for the Commercialization of such Licensed Product in such jurisdiction, including, with respect to the United States, an application for approval for such Licensed Product by the FDA, and with respect to the European Union, an application for approval for such Licensed Product by the European Commission.

1.3 “Bayer Field” means any Field under the heading “Bayer Field” on Schedule 3.1 of the JV Agreement.

1.4 “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, United States of America or Frankfurt-Main, Germany or Leverkusen, Germany are authorized or obligated by applicable law or executive order to close.

1.5 “Change of Control” means, with respect to Party, any of the following events: (a) any Person is or becomes the “beneficial owner” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all classes of capital stock then outstanding of Party normally entitled to vote in elections of directors; (b) Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into Party, other than (i) a merger or consolidation that would result in the voting securities of Party outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of Party or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Party (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of voting securities of Party representing a majority of the combined voting power of Party’s then outstanding securities; or (c) Party conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Affiliate of such Party; provided, that a financing transaction, the primary purpose of which is to raise capital for such Party, shall in no event be considered a Change of Control.

1.6 “Clinical Trial” means a study in humans that is designed to generate data in support of an Approval Application.

1.7 “Commercialize” or “Commercialization” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, to conduct activities, other than, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval, and to conduct Clinical Trials and post-Marketing Approval studies. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.8 “Commercially Reasonable Efforts” means with respect to the efforts to be expended by any Person, with respect to any objective, reasonable, diligent and good faith efforts to

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

accomplish such objective. With respect to any Objective relating to the research, Development or Commercialization of a Licensed Agent or Licensed Product, “Commercially Reasonable Efforts” means that level, caliber and quality of efforts and resources reasonably and normally used (as to CRISPR) by biopharmaceutical companies with adequate financing and resources, (as to Company), by biopharmaceutical companies of similar size to Company with adequate financing and resources and (as to Bayer) as Bayer would normally use to accomplish a similar objective under similar circumstances, as to a potential or actual product that is important to such Person’s overall strategy or Objectives, taking into account, without limitation, with respect to each Licensed Agent or Licensed Product, (a) issues of safety, efficacy, product profile, (b) likelihood of receiving Marketing Approval for the applicable Licensed Product, (c) potential to accelerate the development and regulatory timelines for the Licensed Product, (d) regulatory structure involved, (e) Regulatory Authority-approved labeling, (f) market potential of the Licensed Product, (g) potential benefit of the Licensed Product to patients with the relevant indication, (h) competitiveness in the marketplace, (i) proprietary position and (j) other relevant scientific, technical and business factors deemed relevant by the applicable Party. “Commercially Reasonable Efforts” shall be determined on a country-by-country basis and activities that are conducted in one country that have an effect on achieving the relevant Objective in another country shall be considered in determining whether Commercially Reasonable Efforts have been applied in such other countries.

1.9 “Control” means with respect to any Know-How or Patent or other data, information or Materials, possession of the ability by a Party or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, but in all cases not including when such rights are granted or obtained pursuant to the Transaction Documents) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or Materials. Notwithstanding anything in the Transaction Documents to the contrary, a Party will be deemed to not Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s technology. A Party does not need to amend any existing in-license as of the Effective Date so that such Party “Controls” any IP under such given in-license.

1.10 “Covered Target” means a Target as and for so long as such Target remains the subject of a license or similar grant of rights under the Existing Third Party Agreement. For the avoidance of doubt, Covered Targets shall not be deemed Third-Party Targets or Excluded Covered Targets.

1.11 “Crispr/Cas Technology” means clustered regularly interspaced short palindromic repeats (CRISPR)/CRISPR-associated (Cas) protein system that comprises (a) at least one guide RNA element that is complementary to a Target, wherein said guide RNA element can be a guide RNA or a polynucleotide(s) encoding such guide RNA, and (b) a nuclease element, wherein said nuclease element is a Cas nuclease protein.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.12 “CRISPR Field” means any Field under the heading “CRISPR Field” on Schedule 3.1 of the JV Agreement.

1.13 “Develop” or “Development” means, with respect to a Licensed Agent, all clinical and non-clinical research and development activities conducted for such Licensed Agent, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.

1.14 “EMA” means the European Medicines Agency and any successor entity thereto.

1.15 “Existing Third Party Agreement” means that certain Strategic Collaboration, Option and License Agreement entered into by and between CRISPR (and certain of its Affiliates) and Vertex Pharmaceuticals, Incorporated (and certain of its Affiliates) dated as of October 26, 2015.

1.16 “European Commission” means the European Commission or any successor entity that is responsible for granting Marketing Approvals authorizing the sale of pharmaceuticals in the European Union.

1.17 “European Union” or “EU” means each and every country or territory that is officially part of the European Union.

1.18 “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.19 “Fields” means the CRISPR Fields and the Bayer Fields, provided fields shall not include diagnosis, prevention or treatment of cystic fibrosis.

1.20 “FTE” shall mean a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by a Party and assigned to perform specified work, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be eighteen hundred (1,800) hours per year.

1.21 “GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

1.22 “Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.

1.23 “IFRS” means International Accounting Standards/International Financial Reporting Standards of the International Accounting Standards Board as amended from time to time.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.24 “IND” means with respect to each Licensed Product in a Field, an Investigational New Drug Application filed with the FDA with respect to such Licensed Product, as described in the FDA regulations, including all amendments and supplements to the application, and any equivalent filing with any Regulatory Authority outside the United States.

1.25 “Intellectual Property” means (i) patents (including utility, design, plant, utility model, reissues, re-examination, and patents of addition), patent applications (filed, unfiled or being prepared), records of invention, (ii) trademarks (registered or unregistered), trademark applications, trade names, copyrights (registered or unregistered), copyright applications, mask works, service marks (registered or unregistered), service mark applications, database rights (registered or unregistered), all together with the goodwill associated with such marks or names, (iii) trade secrets, technology, inventions, know-how, processes and confidential and proprietary information, including any being developed (including but not limited to designs, manufacturing data, design data, test data, operational data, and formulae), whether or not recorded in tangible form through drawings, software, reports, manuals or other tangible expressions, whether or not subject to statutory registration, anywhere, and all rights to any of the foregoing.

1.26 “Intellectual Property Management Agreement” means that certain Intellectual Property Management Agreement by and among the Company, Bayer, CRISPR and certain of CRISPR’s Affiliates dated as of March 16, 2016.

1.27 “Know-How” means Intellectual Property, data, results, pre-clinical and clinical protocols and data from studies and Clinical Trials, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents claiming any of the foregoing.

1.28 “Law” or “Laws” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

1.29 “Licensed Agent” means a product comprising (a) all components of a Crispr/Cas Technology, for Targeting a Target, where such Crispr/Cas Technology, or any portion thereof is discovered by or on behalf of the Company or a Local Operating Entity (solely or jointly with such entities), or is in the Company’s or a Local Operating Entity’s Control, prior to the Effective Date, or during the Technology Term or (b) modified human cells or tissue, or another cell- or tissue-based product, or any other therapeutic product comprising or produced using the Crispr/Cas Technology, in each case produced using the components referred to in clause (a).

1.30 “Licensed Product” means any Product that (i) has been licensed by a Party following opt-in or (ii) licensed to a Third Party. All Products comprising the same Licensed Agent(s) (and no additional Licensed Agents) will be considered the same Licensed Product under this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.31 “Local Operating Agreement” means, as applicable, any agreement governing the formation and operation of any Local Operating Entity formed pursuant to Section 3.3 of the JV Agreement.

1.32 “Local Operating Entity” means any local operating entity formed by the Company pursuant to Section 3.3 of the JV Agreement.

1.33 “Manufacture” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

1.34 “Marketing Approval” means, with respect to a Licensed Product in a particular jurisdiction, all approvals, licenses, registrations or authorizations necessary for the Commercialization of such Licensed Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Licensed Product by the FDA and with respect to the European Union, approval of an Approval Application for such Licensed Product by the European Commission.

1.35 “Materials” means all biological materials or chemical compounds arising out of a Party’s activities under this Agreement or otherwise provided by a Party for use by the other Party to conduct activities pursuant to this Agreement, including Licensed Agents, Clinical Trial samples, cell lines, assays, viruses and vectors.

1.36 “Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party to Third Parties (or payable to Third Parties and accrued in accordance with GAAP or IFRS), other than Affiliates or employees of such Party.

1.37 “Party” or “Parties” means, when used in singular, any signatory to the applicable agreement, as the context may require, and when used in plural, all signatories to the applicable agreement, and any permitted successor or assign thereto.

1.38 “Patents” means the rights and interests in and to issued patents and pending patent applications and similar government-issued rights (e.g., utility models) protecting inventions in any country, jurisdiction or region (including inventor’s certificates and utility models), including all priority applications, international applications, provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

1.39 “Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or governmental body.

1.40 “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.41 “Primary Indication” means, with respect to a Target, the condition or disease that is most closely associated with the diagnosis, prevention or treatment through Targeting such Target as determined by the then-current weight of reliable scientific authority, for example, as reflected in peer-reviewed publications.

1.42 “Product” means any pharmaceutical product, medical therapy, preparation, substance, or formulation comprising or employing, in whole or in part, a Licensed Agent.

1.43 “Registration Filing” means any submission to a Regulatory Authority of any appropriate regulatory application for Regulatory Approval.

1.44 “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary for the research, Development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction, including Marketing Approval.

1.45 “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.

1.46 “Target” means […***…]. The Targets as of the Effective Date are listed on Schedule A of the JV Agreement with an indication of […***…]. Additional Targets may be included after the Effective Date solely by updating Schedule A of the JV Agreement in accordance with Section 7.13 of the JV Agreement.

1.47 “Targeting” means editing, engineering or modulating (including by means of gene knock-out, gene tagging, gene disruption, gene mutation, gene insertion, gene deletion, gene activation, gene silencing or gene knock-in) a Target or an Excluded Target or a Covered Target by means of hybridizing a guide RNA of the Crispr/Cas Technology to such Target or Excluded Target or Covered Target.

1.48 “Technology Term” means from the Effective Date until the Company is no longer Developing Licensed Agents or Licensed Products.

1.49 “Territory” means all the countries of the world.

1.50 “Third Party” means any Person other than Bayer or CRISPR or any Affiliate of either Party.

1.51 “Third-Party Target” means a Target that is the subject of a license or similar grant of rights pursuant to an agreement between CRISPR or one of its Affiliates and a Third-Party;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided, that such Target was licensed in accordance with the procedures set forth in Section 3.7 of the JV Agreement. For the avoidance of doubt, Third-Party Targets include all Excluded Targets.

The following terms shall have the meanings defined in the Section or Schedule indicated. Unless otherwise noted, the indicated Section or Schedule refers to the appropriate Section or Schedule of this Agreement.

Additional Information	Section 2.4(a)
Agreement	First Paragraph
Antitrust Approval	Exhibit C
Antitrust Authority	Exhibit C
Antitrust Condition	Exhibit C
Antitrust Filing	Exhibit C
Antitrust Law	Exhibit C
[…***…]	[…***…]
Bayer	First Paragraph
Buffer Period	Section 2.4(a)
CRISPR	First Paragraph
[…***…]	[…***…]
Company	First Paragraph
Company Organization Documents	Section 3.2(b)(i) of the JV Agreement
Effective Date	First Paragraph
Excluded Covered Targets	Section 3.6(i) of the JV Agreement
Exclusive Field Party	Section 2.5(b)
Excluded Target	Section 3.7 of the JV Agreement
Form License Agreement	Section 2.4(a)
Information	Section 4.1 of the Intellectual Property Management Agreement
Initial Budget	Section 8.11(a) of the JV Agreement
Initial Business Plan	Section 3.2(b)(xii) of the JV Agreement
Interests	Section 3.3 of the JV Agreement
JV Agreement	First Paragraph
[…***…]	[…***…]
Key Results Memo	Section 2.4(a)
Management Board	Section 7.1 of the JV Agreement
Objective	Section 3.1 of the JV Agreement
Offer Terms	Section 2.4(a)
Opt-In Closing	Section 2.5(h)
Opt-In Effective Date	Section 2.6(a)
Opt-In Field	Section 2.6(a)
Opt-In Package	Section 2.4(a)
Opt-In Package Delivery Date	Section 2.4(a)
Opt-In Transaction	Section 2.5(h)
Optionee; Optionees	First Paragraph
Permitted COC Transfer	Section 11.3 of the JV Agreement
Preliminary Offer	Section 2.5(f)
Primary Indication Field	Section 2.5(c)
Qualifying Offer	Section 2.4(a)
Resolution Period	Section 5.1
Revised Offer	Section 2.5(g)
Rolling Budget	Section 8.11(b) of the JV Agreement
Rolling Business Plan	Section 8.11(b) of the JV Agreement
Term	Section 3.1
Transaction Documents	Section 3.2(b) of the JV Agreement
Winning Offer	Section 2.5(g)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 2

2.1 General. The Company shall and does hereby grant each Optionee the option, as more fully set forth herein, to opt-in to a Licensed Product as more specifically set forth below.

2.2 Development of Products. Unless and until an Optionee or a Third Party effects the closing of a transaction hereunder with respect to a Licensed Product, the Company (and/or Local Operating Entities) shall have the sole right to Develop such Licensed Product in the Fields in the Territory and shall use Commercially Reasonable Efforts to undertake all Development activities with respect to such Licensed Product in the Fields pursuant to the Initial Business Plan, the Initial Budget, the Rolling Business Plan and the Rolling Budget. For clarity, the Company (and/or Local Operating Entities) shall be the lead regulatory party with respect to such Licensed Product in the Fields in the Territory prior to the Opt-In Effective Date with respect to such Licensed Product, and the Company (and/or Local Operating Entities) shall submit and own all Regulatory Approvals and Registration Filings with respect to the Development of Licensed Products in the Fields in the Territory.

2.3 Development Updates. Prior to a termination of this Agreement, the Company shall provide to each Optionee at least […***…] a written high-level summary of all Development activities performed and any results achieved and progress against timelines and budgets. The Parties hereto agree that each such summary shall be deemed Information subject to Article 4.

2.4 Key Results and Opt-In Package.

(a) The Company shall provide to both Optionees a copy of the key results memorandum that the Company delivers to its senior management in connection with any IND submission in an Optionee’s Field (such memorandum, the “Key Results Memo”), the IND submission (including all data, exhibits and related correspondence with the FDA), the letter from the FDA accepting the Company’s IND submission and the other data and information reasonably necessary to evaluate the advisability of, and the preparation of, an offer (such data and information, the “Additional Information” and together with the Key Results Memo, the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Opt-In Package”) within […***…] after the date that the Company receives the FDA letter notifying it of the FDA’s acceptance of the IND submission (the last day of this period being the “Opt-in Package Delivery Date”). The Company shall endeavor to provide each Optionee with at least […***…] days’ advance written notice of delivery of the Opt-In Package in order to facilitate such Optionee ensuring that it has sufficient resources to undertake a prompt and efficient review of the Opt-In Package when received. In addition, if reasonably requested by either Optionee, appropriate functional Company representatives shall meet with both Optionees’ functional representatives in person or by phone, at times mutually agreed to, to discuss the contents of the Opt-In Package and either Optionee’s request(s) for additional information and data. For purposes of clarity, any notice of estimated timeline for the delivery of the Opt-In Package or exchange of information described in this Section 2.4 will not impact or modify any of the other provisions, including timelines, of this Article. Following the Company’s delivery of the Opt-In Package, either Optionee may request in writing that the Company provide specific additional background information and data (although not including raw data) to further clarify the contents of the Opt-In Package, which information and data, the Company shall promptly make available to both Optionees to the extent that such request(s) are commercially reasonable and to the extent and in such form as such information and data are in the Company’s possession and Control. […***…].

(b) During the […***…]-day period after receipt of the Opt-In Package (the “Buffer Period”), the Optionees shall have the exclusive right to review the Opt-In Package and to submit an offer to opt-in to the Licensed Product described in the Opt-In Package. Each Optionee agrees to only make offers in good faith. In addition to the Opt-In Package, the Company shall provide, at the same time as the Opt-in Package, each Optionee with the Company’s current offer terms (“Offer Terms”) which shall include a license agreement in the form attached hereto as Exhibit A (the “Form License Agreement”). The Offer Terms shall be adopted by the Management Board and revised as determined by approval of the Management Board. The Offer Terms shall include a requirement that offers […***…]. An offer from either Optionee or a Third Party which meets the Offer Terms in all material respects shall be a (“Qualifying Offer”). Each Optionee agrees to cause its designees on the Management Board to consider and evaluate any Third Party offer in good faith and if the Management Board determines in its reasonable discretion that despite such Third Party not satisfying the Offer Terms in all material respects, that such offer may provide the highest value to the Company, such offer shall be deemed a Qualifying Offer for all purposes hereunder. The determination of highest value shall be evaluated upon such factors as the Management Board may, in its discretion, determine.

(c) At any time after the Buffer Period, either Optionee may demand that the Company seek binding Third Party offers with such offers due within […***…] days of the date such Third Party receives the Opt-In Package, the Offer Terms and the Form License Agreement. The Management Board shall determine in its reasonable discretion the timing and process for seeking Third Party offers. For clarity, either Optionee may submit a Qualifying Offer during or after the Buffer Period until Third Party offers are due.

(d) A copy of each Qualifying Offer (including a copy of the offer and all related documents) shall be delivered to the Management Board. The Company shall promptly deliver all Qualifying Offers to each […***…]. The Parties hereto agree that all Qualifying Offers shall be deemed Information subject to Article 4. For clarity, the decision as to whether an offer is a Qualifying Offer shall be made by the entire Management Board in accordance with the Offer Terms.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.5 Opt-In Right.

(a) Upon receipt of all Qualifying Offers or on the expiration of the submission time, the Management Board of the Company shall evaluate the Qualifying Offers and determine which provides the highest value to the Company. For the avoidance of doubt, […***…].

(b) If only […***…] has been submitted, the Management Board shall […***…], determine, by approval of all voting members, whether to accept or reject such Qualifying Offer. If the Qualifying Offer is […***…].

(c) If both Optionees have submitted Qualifying Offers (and no Qualifying Offers from Third Parties have been received), then the Management Board may, by approval of all voting members, determine that one of the Qualifying Offers provides the highest value to the Company. If the voting members of the Management Board cannot make such a determination, then the Qualifying Offers shall […***…].

(d) If both Optionees and at least one Third Party make a Qualifying Offer, all voting members of the Management Board shall be entitled to participate in the evaluation, discussion and voting regarding the determination of which Qualifying Offer provides the highest value to the Company. If the Management Board cannot agree as to which Qualifying Offer provides the highest value to the Company, then […***…] shall determine what Qualifying Offer […***…] believes provides the highest value to the Company and these two Qualifying Offers shall be […***…] to determine which of the Qualifying Offers provides the highest value to the Company. If the Qualifying Offer finally determined to provide the highest value to the Company was the […***…], such Qualifying Offer shall be referred to as the Winning Offer.

(e) If only one Optionee has submitted a Qualifying Offer and at least one Third Party makes a Qualifying Offer, then the Management Board may, by approval of the voting members in accordance with Section 2.5(j) below, determine that one of the Qualifying Offers provides the highest value to the Company. If the voting members of the Management Board cannot make such a determination, then […***…] shall determine what Qualifying Offer […***…] believes provides the highest value to the Company and these […***…]. If the Qualifying Offer finally determined to provide the highest value to the Company is the […***…], such Qualifying Offer shall be referred to as the Winning Offer.

(f) The Qualifying Offer (provided such Qualifying Offer is not a Winning Offer) which provides the highest value to the Company (whether finally determined by the […***…]) is referred to as (the “Preliminary Offer”). The Company shall provide each Optionee with written notice of the Preliminary Offer, the terms thereof and the name of the party submitting such offer. The Optionees agree that the Preliminary Offer shall be deemed Information subject to Article 4.

(g) The […***…] shall have […***…] Business Days after receipt of the Preliminary Offer to provide a new offer consistent with the Offer Terms (the “Revised Offer”). Upon receipt of the Revised Offer, the Management Board shall evaluate such Revised Offer. If

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Revised Offer is finally determined […***…] to (i) equal or exceed the Preliminary Offer in the event that the Preliminary Offer was submitted by the other Optionee, or (ii) exceed […***…] in the event that the Preliminary Offer was submitted by a Third Party, then such Revised Offer shall be referred to as the Winning Offer. Otherwise, the Preliminary Offer shall be referred to as the Winning Offer. The “Winning Offer” shall be the Qualifying Offer or Revised Offer, as the case may be, which is accepted by the Management Board or […***…] pursuant to the provisions hereof or otherwise deemed to be the Winning Offer as set forth in Section 2.5(b).

(h) The Company shall close the transaction with the party providing the Winning Offer as soon as possible following the satisfaction of the Antitrust Condition (as defined in Exhibit C), if applicable to such transaction. Upon completion of such transaction, the license agreement substantially on the terms as set forth in the Winning Offer entered into between the prevailing Optionee or a Third Party on one side and the Company on the other side shall become effective (an “Opt-In Transaction”) and the party providing such Winning Offer shall have completed an “Opt-In Closing”. At the Opt-In Closing, each Optionee not a party to such transaction shall use reasonable best efforts to assist the Company in completing the applicable Opt-In Transaction. In connection with any Opt-In Transaction, the Company and each Optionee, as applicable, shall comply with the covenants set forth in Exhibit C. If the Antitrust Condition is not satisfied, the Management Board shall determine in its discretion the process for effecting an alternative transaction with respect to the applicable Licensed Product.

(i) Notwithstanding anything herein to the contrary, the Optionees may agree to delay the Opt-In Package Delivery Date until any future date by unanimous written consent.

(j) Notwithstanding anything herein to the contrary, in evaluating Qualifying Offers, all members of the Management Board shall be entitled to participate in the evaluation and discussion regarding the determination of which Qualifying Offer provides the highest value to the Company. If only one Optionee and at least one Third Party have submitted a Qualifying Offer (Section 2.5(e) above), […***…] regarding the Management Board’s determination of which Qualifying Offer provides the highest value to the Company, […***…].

(k) Upon termination of the JV Agreement, the Company shall promptly proceed to prepare an Opt-In Package for each Licensed Product for which the FDA has accepted an IND submission but which is not subject to an Opt-In Transaction yet. Such Opt-In Package(s) shall be delivered to each Optionee (but not to Third Parties). The Optionees shall have the right, but not the obligation, to make an offer during the Buffer Period. […***…] All other provisions of this Agreement shall apply to such offers.

2.6 Effect of Optionee Opt-In Transaction.

(a) Exclusive Rights. In the event that an Optionee successfully effects an Opt-In Closing, such Optionee shall, from and after the date of consummation of the Opt-In Transaction (the “Opt-In Effective Date”), have the exclusive right to Develop, Manufacture and Commercialize Licensed Products for all indications in the Primary Indication Field which was subject to the Opt-In Transaction in the Territory (the “Opt-In Field”), as more fully set forth in the Form License Agreement. If a Third Party successfully effects an Opt-In Closing, such Third

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Party shall, from and after the Opt-In Effective Date, have the exclusive right to Develop, Manufacture and Commercialize Licensed Products for which it opts-in for all indications in the Opt-In Field in the Territory. No Optionee shall have the right to Develop, Manufacture, Commercialize or otherwise exploit Licensed Products in any Field during the Term unless and until it successfully effects an Opt-In Closing (unless otherwise agreed by the Optionees in writing).

(b) […***…]

(c) […***…] Upon receipt of a […***…] notice, the Parties shall negotiate in good faith […***…] for such Licensed Product and the […***…]. If, and to the extent, there is a dispute regarding the […***…] for the […***…] notice and such dispute cannot be resolved within […***…] days from the receipt of such notice, the Parties shall escalate such dispute in accordance with Section 5.1 of this Agreement. If the Parties cannot resolve the dispute after such escalation within the Resolution Period, either Optionee may elect to submit such matter for determination by […***…]. If, and to the extent, that the Optionees have a dispute regarding either (i) the extent to which the data supports a […***…] or (ii) the Opt-In Field to which such Licensed Product […***…], and such dispute cannot be resolved within […***…] from the receipt of such notice, the Parties shall escalate such dispute in accordance with Section 5.1 of this Agreement. As promptly as practicable after the agreement of the Parties or final resolution of any dispute, the license agreement related to such Opt-in Transaction shall be amended to […***…] therein consistent with the final agreement of the Parties or final resolution of any dispute thereof. Notwithstanding the foregoing, the scope of the […***…] shall be subject to any prior Opt-In Transaction or a license of the Company to a Third Party.

(d) […***…] Upon receipt of a […***…] notice from Bayer, the applicable Parties shall negotiate in good faith for an expansion of the […***…] for such Licensed Product and the […***…]. The […***…] for any […***…] shall be […***…]. Neither Optionee shall have any obligation to grant a license upon receipt of a […***…].

(e) Obligations. In the event that an Optionee effects an Opt-In Closing (i) the non-opting-in Optionee, the Company and the Local Operating Entities shall not be responsible for bearing any remaining ongoing Development costs relating to the applicable Licensed Product; (ii) the opting-in Optionee shall be responsible for paying […***…] of all amounts owed by Company and any Local Operating Entities to Third Parties and all reasonable Out-of-Pocket Costs and FTE costs incurred by Company or any Local Operating Entity in meeting its obligations under any existing licenses, in each case, as a result of such Optionee’s (or its Affiliate’s or Sublicensee’s) Development, Manufacture or Commercialization of any opted-in Licensed Product relating to a period of time as from the applicable Opt-in Effective Date; and (iii) the applicable subsections of Section 3.6 of the JV Agreement (Non-Compete) shall apply.

ARTICLE 3 TERM; TERMINATION

3.1 Agreement Term; Expiration. This Agreement is effective as of the Effective Date and shall terminate upon termination of the JV Agreement (the “Term”).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2 Consequences of Expiration or Termination of the Agreement.

(a) If this Agreement terminates in accordance with Section 3.1, the terms of Section 16.2 of the JV Agreement shall determine the consequences of termination of the Agreement.

(b) The following provisions of this Agreement will survive any termination of this Agreement: Article 1, Article 2.5(k) (and any provisions required to give effect to Article 2.5(k)), Article 2.6(a), Article 2.6(e), Article 3.2, Article 4, Article 5 and Article 6.

ARTICLE 4 CONFIDENTIALITY

Confidentiality. All Information under this Agreement shall be governed by the Confidentiality provisions specified in Article 4 of the Intellectual Property Management Agreement and such Article 4 is hereby incorporated by reference.

ARTICLE 5 DISPUTE RESOLUTION

5.1 Referral to Heads of Businesses. Unless otherwise specified in this Agreement, the Parties hereto hereby agree that to the extent reasonably practicable and would not materially prejudice any such party, controversies or claims arising out of or relating to this Agreement or the interpretation, performance, breach, termination or validity thereof shall first be referred to the head of Bayer AG’s Head of R&D, CRISPR’s Chief Executive Officer and the Company’s Chief Executive Officer for resolution. If these individuals are unable to agree upon a resolution within thirty (30) days after referral of the matter to them (a “Resolution Period”), then any Party hereto may pursue any available remedy hereunder, at law or in equity.

5.2 Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement, including claims for fraud and/or fraudulent inducement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.3 Jurisdiction. Unless otherwise specified in this Agreement, each Party to this Agreement, by its execution hereof, unless otherwise prohibited by applicable Law (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York in the Borough of Manhattan and to the United States District Court for the Southern District of New York for the purpose of any action among the Parties, (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) to the extent that an action can be commenced in a court, agrees not to commence any such action in any court other than before one of the above-named courts. Notwithstanding the previous sentence, a Party hereto may commence any action in a court other than the above-named courts for the purpose of enforcing an order or judgment issued by one of the above-named courts.Venue. No Party hereto will assert that venue should properly lie in any other location within the selected jurisdiction.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.4 Specific Performance. Each of the Parties hereto acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties hereto agrees that, without posting a bond or other undertaking, the other Party may seek (and obtain) an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court specified herein. An Action for specific performance as provided herein shall not preclude a Party hereto from pursuing any other remedy to which such Party may be entitled, at law or in equity, in accordance with the terms of this Agreement. Each Party hereto further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate provided, however, each Party hereto also agrees that any Party hereto can assert any other defense it may have other than the defense of adequate remedy at law.

ARTICLE 6 ASSIGNMENT

6.1 Assignment. Except as permitted under the JV Agreement (including a Permitted COC Transfer complying with Article 11 of the JV Agreement) or this Agreement, (a) any of the rights, interests and obligations created herein shall not be transferred or assigned to any Third Party and such rights and interests shall not inure to the benefit of any other Person, including any trustee in bankruptcy, receiver or other successor of either of the Parties, whether by operation of Law, sub-license, transfer of the assets, merger, liquidation or otherwise, without the prior written consent of the other Parties, and (b) any purported or actual transfer or assignment of any such rights, interests or obligations without the prior written consent of the other Parties is and shall be null and void ab initio; provided, however, that either of the Parties may, without consent of the other Parties, assign its respective rights and obligations under this Agreement to a successor company of such Party as the result of an internal corporate reorganization to a wholly-owned Affiliate of such Party; provided that the assigning Party shall remain primarily liable hereunder. In addition to the requirements of the prior sentence, if this Agreement is assigned to a Third Party by a Party, as a condition to such assignment, all other Transaction Documents to which such Party is a party shall concurrently be assigned to such Third Party and all Interests of such Party and its Affiliates are to be transferred to such Third Party.

ARTICLE 7 NOTICES AND MISCELLANEOUS

7.1 Form of Valid Notice

(a)	All notices or other communications provided for in this Agreement or that may otherwise be required must be in writing, clearly legible and shall be sent:

(i)	by an internationally recognized courier service with acknowledgment of receipt, properly addressed, and postage pre-paid;

(ii)	by e-mail; or

(iii)	by personal delivery.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	Any notice sent by one of the means described in Section 7.1(a) will be deemed received:

(i)	if sent by an internationally recognized courier service, three (3) Business Days after deposit with such courier service,

(ii)	if sent by e-mail, when there is effective acknowledgment of receipt, or

(iii)	if delivered personally, when delivered.

7.2 Persons and Addresses

Except as may otherwise be provided, all notices or other communications provided for in this Agreement or that a Party may otherwise be required to give to the other Party shall be sent as provided in Section 7.1 to the following persons at the addresses stated herein or at such other address as either Party may specify by notice to the other Party given in accordance with this Article 7:

To Company:	VIVR LLP c/o Taylor Wessing 5 New Street Square London EC4A 3TW Attn: Andrew Davis

With a copy to:	Taylor Wessing 5 New Street Square London EC4A 3TW Attn: Andrew Davis

To CRISPR:

CRISPR Therapeutics AG

Aeschenvorstadt 36

4051 Basel

Switzerland

Attention: Chief Executive Officer and Chief Legal Officer

and

CRISPR Therapeutics Ltd.

85 Tottenham Court Road

London W1T 4TQ

United Kingdom

Attention: Chief Legal Officer

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

With a copy to:	Goodwin Procter LLP 53 State Street Boston, MA 02109 USA Attention: Mitchell S. Bloom and Robert E. Puopolo

To Bayer:	Bayer Aktiengesellschaft Kaiser-Wilhelm-Allee 51368 Leverkusen Germany Attention: Dr. Axel Bouchon and Dr. Jan Heinemann

With a copy to:	Norton Rose Fulbright US LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2623 USA Attention: Marilyn Mooney

7.3 Miscellaneous

(c)	No amendment, modification or addition to any provision of this Agreement shall be valid unless the same shall be in writing and approved by the signature of each Party.

(d)	The terms and conditions of this Agreement shall be interpreted according to the common sense meaning intended by the Parties and in accordance with the principles of good faith and fair dealing.

(e)	The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(f)	Every day commences at 12:00 a.m. and ends at 11:59 p.m. (midnight) New York time. Any reference in this Agreement to a number of days “in” which an action or notice is to be taken or given, shall be interpreted in such way that the term commences the day after the date taken as reference and that the action or notice shall be validly taken or given at the last day. Any reference in this Agreement to a “day” or a number of “days” without explicit qualification of “business” shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g)	This Agreement shall constitute the entire agreement and understanding between the Parties and shall supersede and nullify any and all previous agreements, negotiations, commitments, undertakings and declarations heretofore made between the Parties in respect of the subject matter of this Agreement unless expressly provided for herein or in any schedule attached hereto and any other agreement entered in connection herewith.

(h)	Words importing gender include all genders.

(i)	The division of this Agreement into articles, sections and clauses, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(j)	Each provision contained in this Agreement is distinct and severable. A declaration of invalidity, illegality or unenforceability of any provision or a part thereof by an arbitrator, a court or a tribunal of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement. To the extent permitted by law, if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(k)	Any mistaken reference to Articles, clauses, Sections, Schedules or paragraphs of this Agreement shall be amended according to common sense and good faith rules. When a reference is made in this Agreement to an Article, clause, Section, Schedule or paragraph, such reference will be to an Article, clause, Section, Schedule or paragraph unless otherwise indicated.

(l)	No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege unless explicitly provided for in this Agreement.

(m)	Subject to the terms of and restrictions in this Agreement, the reference to any Party shall include its successors or permitted transferees that have legally acquired its rights, obligations and/or duties. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, unless otherwise specified therein.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(n)	EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.3(l).

(o)	This Agreement may be executed and delivered (including by means of electronic transmission, such as by electronic mail in “.pdf” form) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(p)	Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. References to sums of money are expressed in lawful currency of the United States (U.S. dollars), unless the Parites otherwise agree in writing to use a different currency.

(q)	The Parties agree that this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Option Agreement as of the date first set forth above.

CRISPR		BAYER

CRISPR Therapeutics AG		Bayer HealthCare LLC

Signature:	/s/ Rodger Novak	Signature:	/s/ Alan Stevenson
Print Name:	Rodger Novak	Print Name:	Alan Stevenson
Title:	CEO	Title:	Assistant Secretary

Company:

VIVR LLP:

Signature:	/s/ Axel Bouchon
Print Name:	Axel Bouchon
Title:	General Manager

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Form License Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.